UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      Quality Exchange, Inc.
          (Name of small business issuer in its charter)

        Nevada                  7389               41-2033500
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

		      East 49 Pineridge Ct #328
			  Spokane, WA 99208
			    (509) 464-3072
    (Address and telephone number of principal executive offices)


		      East 49 Pineridge Ct #328
			  Spokane, WA 99208
			    (509) 464-307
 (Address of principal place of business or intended principal place of business)


			   Andrew D. Owens
		      East 49 Pineridge Ct #328
			  Spokane, WA 99208
			    (509) 464-3072
     (Name, address and telephone number of agent for service)

			      Copies to:
		    NevWest Securities Corporation
	       2654 West Horizon Ridge Pkwy, Suite B-3
			 Henderson, NV 89052
			  fax (702) 257-4651

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
                       _
for the same offering.I_I__________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
 _
I_I________________________________________________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
 _
I_I________________________________________________
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                 CALCULATION OF REGISTRATION FEE
 Tile of each     Dollar     Proposed     Proposed      Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               share
 Common Stock   $200,000.00    $0.10      $200,000.00     $18.40


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                                       Prospectus
                     Quality Exchange, Inc.
                2,000,000 Shares of Common Stock
                         $0.10 per Share

Quality Exchange, Inc. ("QEI" or the "Company") is offering (the "Offering") on a self-underwritten basis a minimum of 200,000 (the "Minimum Offering") and a maximum of 2,000,000 (the "Maximum Offering") shares of its $0.001 par value common stock (the
"Common Stock") at a price of $0.10 cents per share (the "Offering Price"). The proceeds from the sale of the Shares in this Offering will be payable to Southwest Escrow Company fbo Quality Exchange ("Escrow Account"). All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised. (See "Plan of Distribution.") If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors without interest or deduction of fees. QEI will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, QEI in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of QEI' Board of Directors.

Prior to this offering, there has been no public market for  QEI'
Common  Stock.   Neither  the  Nasdaq  National  Market  nor  any
national securities exchange lists QEI' Common Stock.

    Investment in the shares involves a high degree of risk.
             See "risk factors" starting on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, QEI is required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

            Number   Offering    Underwriting    Proceeds to the
              of       Price      Discounts &    Company and the
            Shares                Commissions        Selling
                                                  Stockholders
Per Share      1           $0.10     $0.00           $0.10
  Total
 Minimum    200,000   $20,000.00     $0.00      $20,000.00
  Total
 Maximum  2,000,000  $200,000.00     $0.00     $200,000.00


This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

  QEI does not plan to use this offering prospectus before the effective date.
                     Quality Exchange, Inc.
                    East 49 Pineridge Ct #328
                        Spokane, WA 99208
                         (509) 464-3072

          The date of this Prospectus is April 8, 2002
                        TABLE OF CONTENTS

                                                              PAGE
PART I: INFORMATION REQUIRED IN PROSPECTUS                     3
 Item 3. Summary Information and Risk Factors.                 3
 Item 4. Use of Proceeds.                                      9
 Item 5. Determination of Offering Price.                      9
 Item 6. Dilution.                                            10
 Item 8. Plan of Distribution.                                10
 Item 9. Legal Proceedings.                                   11
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                     11
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                  12
 Item 12. Description of Securities.                          12
 Item 13. Interest of Named Experts and Counsel.              13
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                              13
 Item 15. Organization Within Last Five Years.                14
 Item 16. Description of Business.                            14
 Item 17. Management's Discussion and Plan of Operation.      18
 Item 18. Description of Property.                            19
 Item 19. Certain Relationships and Related Transactions.     19
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                     19
 Item 21. Executive Compensation.                             20
 Item 22. Financial Statements.                               21
 Item 23. Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                         32
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS               33
 Item 24. Indemnification of Directors and Officers.          33
 Item 25. Other Expenses of Issuance and Distribution.        33
 Item 26. Recent Sales of Unregistered Securities.            34
 Item 27. Exhibits.                                           34
 Item 28. Undertakings.                                       34
SIGNATURES                                                    36





           PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

QEI was incorporated in the State of Nevada on June 3, 1998. QEI, a development stage company, through its wholly owned subsidiary Orion Publishing, Inc., plans to provide an Internet-based vehicle for the comic-book world to purchase and exchange collectible and new-issue comic books. All references to QEI or the Company elsewhere in this Prospectus refer to both Quality Exchange, Inc., and Orion Publishing, Inc. QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of QEI have expressed substantial doubt about QEI' ability to continue as a going concern.

As of the date of this Prospectus, QEI has 2,000,000 shares of $0.001 par value common stock issued and outstanding.

QEI'  administrative office is located at East  49  Pineridge  Ct
#328, Spokane, Washington 99208, telephone (509) 464-3072.

QEI' fiscal year end is December 31.

The Offering

QEI is offering on a self-underwritten basis a minimum of 200,000 and a maximum of 2,000,000 shares of the Common Stock at a price of $0.10 cents per share. The proceeds from the sale of the Shares in this Offering will be payable to the Escrow Account. All subscription funds will be held in the Escrow Account pending the achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised (see "Plan of Distribution"). If the Minimum Offering is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors without interest or deduction of fees. QEI will deliver stock certificates attributable to shares of Common Stock purchased directly to the purchasers within thirty (30) days of the close of the Offering.

The Offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this Prospectus, unless extended by the Company, without further notice, for an additional ninety (90) days. Notwithstanding the conditions (i) and (ii) above, QEI in its sole discretion may terminate the Offering prior to one hundred and eighty (180) days from the date of this Prospectus by a unanimous vote of QEI' Board of Directors.

QEI will apply the proceeds from the Offering to pay for website development, furniture, equipment (including computer software and hardware), and office supplies. A portion of the proceeds may also go towards marketing and promotion.

QEI'  Transfer  Agent is Executive Registrar &  Transfer  Agency,
3118  W.  Thomas Road, Suite 707, Phoenix, AZ 85017, phone  (602)
415-1273.

The purchase of the Common Stock of this Offering hereby involves a high degree of risk. The Common Stock offered in this Prospectus is for investment purposes only and currently no market for the common Stock exists. See "Risk Factors" and "Dilution."

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the Common Stock.

Special Note Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements, including statements concerning possible or assumed future results of operations of QEI and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document, could affect QEI' future results and could cause those results to differ materially from those expressed in such forward-looking statements.

QEI  Has No Demonstrable Track Record of Operations, On Which  to
Evaluate Business Prospects

QEI was formed in June 1998. QEI has no demonstrable operations record, on which you can evaluate the business and its prospects. QEI' prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. QEI cannot guarantee that it will be successful in accomplishing its objectives. To date, QEI has not generated any revenues and may incur losses in the foreseeable future.

As   a  development-stage  online  commerce  company,  QEI  faces
substantial risks, uncertainties, expenses and difficulties.   To
address these risks and uncertainties, QEI must do the following:
* establish and grow (i) the registered user base, (ii) items listed on QEI's service, and (iii) completed sales;
* expand into new areas;
* establish and grow the website and customer support operations at a reasonable cost;
* ensure that trading through QEI's service is safe for users;
* build and enhance QEI's brand;
* develop and upgrade QEI's technology and information processing systems;
* enhance and expand QEI's service to meet the changing requirements of users;
* provide superior customer service;
* remain attractive to QEI's potential commercial partners;
* respond to competitive developments; and
* attract, integrate, retain and motivate qualified personnel.

QEI may be unable to accomplish one or more of these goals, which could cause QEI's business to suffer. In addition, accomplishing one or more of these goals might be very expensive, which could harm QEI's financial results.

Results   of  QEI's  Operations  May  Suffer  from  Unpredictable
Fluctuations

QEI's operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of QEI's control. Factors that may affect QEI's operating results include the following:
* the ability to retain an active user base, to attract new users who list items for sale and who purchase items through QEI's service, and to maintain customer satisfaction;
* the ability to keep QEI's website operational and to manage the number of items listed on QEI's service;
* the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of QEI's business, operations and infrastructure;
* federal, state or local government regulation, including investigations prompted by items improperly listed or sold by QEI's users;
* the introduction of new sites, services, and products by QEI or its competitors;
* volume, size, timing and completion rate of trades on QEI's website;
* consumer confidence in the security of transactions on QEI's website;
* the ability to upgrade and develop QEI's systems and infrastructure to accommodate growth;
* technical difficulties or service interruptions;
* the ability to attract new personnel in a timely and effective manner;
* the ability to retain key employees;
* the timing, cost and availability of advertising in traditional media and on other websites and online services;
* the timing of payments to QEI and of marketing and other expenses under existing and future contracts;
* consumer trends and popularity of some categories of collectible items;
* the success of QEI's brand building and marketing campaigns;
* the level of use of the Internet and online services;
* increasing consumer acceptance of the Internet and other online services for commerce and, in particular, the trading of products such as those listed on QEI's website; and
* general economic conditions and economic conditions specific to the Internet and e-commerce industries.

The limited operating history and growing competition make it difficult to forecast the level or source of QEI's revenues or earnings accurately. QEI does not have backlog, and QEI expects that almost all of its net revenues will come from transactions for items that listed and sold during a given calendar quarter.

The  Business  of  QEI May Suffer if Users List or  Sell  Illegal
Items or Engage in Illegal Activities

The body of law relating to the liability of providers of online services for the activities of their users on their service is currently unsettled. QEI may be unable to prevent the sale of unlawful goods, or the sale of goods in an unlawful manner, by users of QEI's service, and QEI may be subject to allegations of civil or criminal liability for unlawful activities carried out by users through QEI's service. In order to reduce QEI's exposure to this liability, QEI plans to prohibit the listing of certain items and to hire personnel for review of questionable items. QEI may implement other protective measures that could require QEI to spend substantial resources and/or to reduce revenues by discontinuing certain service offerings. Any costs incurred as a result of liability or asserted liability relating to the sale of unlawful goods or the unlawful sale of goods, could harm QEI's business.

The  Business of QEI May Suffer if Users List or Sell Pirated  or
Counterfeit Items

The business of QEI is subject to allegations that certain items listed or sold through QEI's service by its users infringe third-party copyrights, trademarks and tradenames or other intellectual property rights. An allegation of infringement of third-party intellectual property rights may result in litigation against QEI. Any such litigation could be costly for QEI, could result in increased costs of doing business through adverse judgment or settlement, could require QEI to change QEI's business practices in expensive ways, or could otherwise harm QEI's business. Litigation against other online companies could result in interpretations of the law that could also require QEI to change QEI's business practices or otherwise increase QEI's costs.

The  Business of QEI May Suffer from Fraudulent Activities on Its
Website

The  future  success  of  QEI will depend  largely  upon  sellers reliably delivering and accurately representing their listed goods and buyers paying the agreed purchase price. QEI anticipates that it will receive in the future communications from users who have not received the purchase price or the goods that are to have been exchanged. While QEI can suspend the accounts of users who fail to fulfill their delivery obligations to other users, QEI does not have the ability to require users to make payments or deliver goods or otherwise make users whole. QEI does not plan to compensate users who believe they have been defrauded by other users.

New and Existing Regulations Could Harm the Business of QEI

QEI will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising, intellectual property rights and information security. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way QEI does business or could create uncertainty on the Internet, which could harm QEI's business. (See "Effect of existing or probable government regulations" beginning on page 17.)

The Business of QEI Is Subject to Online Commerce Security Risks

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. QEI's security measures may not prevent security breaches. QEI plans to rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by QEI to protect customer transaction data. Also, QEI's servers will be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data, public release of confidential data or the inability to complete customer transactions. Any compromise of QEI's security could harm QEI's reputation and, therefore, its business. In addition, a party who is able to circumvent QEI's security measures could misappropriate proprietary information or cause interruptions in QEI's operations. QEI may need to expend significant resources to protect against security breaches or to address problems caused by breaches.

System Failures Could Harm the Business of QEI

Most Internet-based service businesses experienced system failures from time to time. Such outages create a flood of user questions and complaints that need to be addressed by customer support personnel. Any unscheduled interruption in QEI's service will result in an immediate loss of revenues that can be substantial and may cause some users to switch to QEI's competitors. If QEI experiences frequent or persistent system failures, QEI's reputation and brand could be permanently harmed.

QEI  May  not Be Able to Attain Profitability Without  Additional
Funding, Which May Be Unavailable

QEI has limited capital resources. Unless QEI begins to generate sufficient revenues to finance operations as a going concern, QEI may experience liquidity and solvency problems. Such liquidity and solvency problems may force QEI to go out of business if additional financing is not available.

At present time, QEI estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) purchase office furniture, computer hardware, software, and supplies. QEI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.

Auditors  Expressed  Substantial  Doubt  About  QEI'  Ability  to
Continue as a Going Concern

QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues. Taking these facts into account, the independent auditors of QEI have expressed substantial doubt about QEI' ability to continue as a going concern.

QEI  Needs to Use a Portion of Gross Proceeds to Pay the Offering
Expenses

QEI estimates the expenses of this Offering at $8,469.00. As of March 31, 2002, QEI had only $482 in cash. Thus, QEI has to use at least $7,987 of the gross proceeds to pay for the expenses of the Offering.

QEI  May Suffer Competitive Pressures from Competitors with  More
Resources

QEI is entering a highly competitive market segment with relatively low barriers to entry. QEI' competitors include several larger and more established companies that are enabling online sales as well as new companies, many of whom may choose not to charge for transactions on their sites and others who may facilitate trading through other pricing formats (e.g., fixed price, reverse auction, group buying, etc.). Such intense competition may limit QEI's ability to raise user fees in response to declines in profitability.

Some current and potential competitors have longer company operating histories, larger customer bases and greater brand recognition in other business and Internet spaces than QEI. Some of these competitors also have significantly greater financial, marketing, technical and other resources. Other online trading services may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. As a result, some of QEI's competitors with other revenue sources may be able to devote more resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to website and systems development than QEI. Increased competition may result in reduced operating margins and loss of market share.

Purchasers  in  this  Offering Will  Have  Limited  Control  Over
Decision-Making  Because  Principal  Stockholders,  Officers  and
Directors of QEI Control the Majority of Outstanding Stock in QEI

The directors and executive officers and their affiliates beneficially own approximately 100% of the outstanding common stock. As a result, these stockholders could exercise control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership limits the power to exercise control by the minority shareholders who will have purchased their stock in this Offering.

Top Management of QEI May Have a Conflict of Interest Because  of
Other Business Pursuits

The operations of QEI depend substantially on the skills and experience of Andrew D. Owens. Without an employment contract, QEI may lose Mr. Owens to other pursuits without a sufficient warning and, consequently, go out of business.

Mr. Owens is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, Mr. Owens may face a conflict in selecting between QEI and their other business interests. QEI has not formulated a policy for the resolution of such conflicts.

Investors in This Offering Will Bear a Substantial Risk  of  Loss
Due to Immediate and Substantial Dilution

The present owners of QEI' issued and outstanding Common Stock acquired such Common Stock at a cost substantially less than what the investors in this Offering will pay. Upon the sale of the Common Stock offered hereby, the investors in this Offering will experience an immediate and substantial "dilution." Therefore, the investors in this Offering will bear a substantial portion of the risk of loss. Additionally, sales of Common Stock of the Company in the future could result in further "dilution."

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the QEI from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the QEI' issued and outstanding stock. The net book value of QEI on March 31, 2002 was negative: ($0.0037) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of QEI will be $184,073 or $.0460 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0540 per share while the present stockholders of QEI will receive an immediate and substantial increase of $0.0497 per share in the net tangible book value of the shares they hold. This will result in a 53.98% dilution for purchasers of stock in this Offering.

The  Stock of QEI Is a Speculative Investment That May Result  in
Losses to Investors

As of the date of this Registration Statement, there is no public market for QEI' Common Stock. This Registration Statement is a step toward creating a public market for QEI' stock, which may enhance the liquidity of QEI' shares. However, there can be no assurance that a meaningful trading market will develop. QEI makes no representation about the value of its Common Stock.

If the stock ever becomes tradable, the trading price of QEI' common stock could be subject to wide fluctuations in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates, announcements of technological innovations or new solutions by QEI or its competitors, general conditions in service industries, and other events or factors, many of which are beyond QEI' control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of QEI' stock.

QEI Stock Is Likely to Be Subject to Penny Stock Regulation

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

Item 4. Use of Proceeds.

Without realizing the Minimum Offering proceeds, QEI will not be able to commence planned operations and implement its business plan.

QEI plans to use the proceeds as follows:

                                Minimum         Maximum
                               $      %        $      %
Offering Proceeds            20,000 100.0%  200,000 100.0%
Offering Expenses*            8,469  42.3%    8,469   4.2%
Net Proceeds from Offering   11,531  57.7%  191,531  95.8%

Use of Net Proceeds
Website Development &         5,000  25.0%   40,000  10.0%
Maintenance
Furniture                     1,000   5.0%   10,000   5.0%
Computer Hardware & Software  3,000  15.0%   50,000  25.0%
Marketing                         0   0.0%   25,000  12.5%
Office Supplies                 500   2.5%    3,000   1.5%
General Working Capital**     2,031  10.2%   83,531  41.8%

Total Use of Net Proceeds    11,531  57.7%  191,531  95.8%

Total Use of Proceeds        20,000 100.0%  200,000 100.0%

* The offering expenses are fixed and will not vary depending on the proceeds raised in the Offering.
** The category of General Working Capital may includes officer salaries (if any), printing costs, postage, telephone services, overnight services, and other operating expenses.

Item 5. Determination of Offering Price.

The offering price of the Common Stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to QEI' assets, book value, historical earnings or net worth. In determining the offering price, QEI considered such factors as the prospects, if any, for similar companies, the previous experience of management, QEI' anticipated results of operations, the present financial resources of QEI' and the likelihood of acceptance of this Offering.

Item 6. Dilution.

"Dilution" represents the difference between the offering price and the net book value per share of Common Stock immediately after completion of the Offering. "Net Book Value" is the amount that results from subtracting total liabilities of the QEI from total assets. In this Offering, the level of dilution is substantial as a result of the low book value of the QEI' issued and outstanding stock. The net book value of QEI on March 31, 2002 was negative: ($0.0037) per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders net of the offering expenses, the net book value of QEI will be $184,073 or $.0460 per share. Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately $0.0540 per share while the present stockholders of QEI will receive an immediate and substantial increase of $0.0497 per share in the net tangible book value of the shares they hold. This will result in a 53.98% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the Shares in this Offering:

                                      Assuming the sale by QEI of:

                                        Minimum     Maximum
                                        Offering    Offering
Offering price per share                 $0.10       $0.10
Net tangible book value per share per   ($0.0037)   ($0.0037)
share before offering
Increase attributable to existing        $0.0056     $0.0497
shareholders
Net tangible book value per share per    $0.0019     $0.0460
share after offering
Per share dilution                       $0.0981     $0.0540
Dilution %                               98.15%      53.98%



Item 8. Plan of Distribution.

Shares  of Common Stock will be sold directly through the efforts
of  Andrew D. Owens, the sole officer and director of  QEI.   QEI
believes that Andrew D. Owens is exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, Andrew D. Owens is:
1. not subject to a statutory disqualification, as that term is defined in section 3(a)39 of the Act, at the time of their participation; and
2. not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3. not at the time of his participation an associated person of a broker or dealer; and
4. meeting the conditions of the following
   A. He primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and
   B. He was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
   C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

The officers and directors of QEI may not purchase any securities in this Offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, QEI has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if QEI were to enter into such arrangements, QEI will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the Offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which QEI has complied.

The proceeds from the sale of the Shares in this Offering will be payable Southwest Escrow Company fbo Quality Exchange ("Escrow Account"), established with a licensed escrow agent. All subscription funds will be held in the Escrow Account pending achievement of the Minimum Offering and no funds shall be released to QEI until such a time as the minimum proceeds are raised. If the Minimum Offering is not achieved within 180 days of the date of this Memorandum, all subscription funds will be returned to investors without interest or deduction of fees.

Investors can purchase common stock in this Offering by completing a Subscription Agreement (attached hereto as Exhibit 99(a)) and sending it together with payment in full to Southwest Escrow Company, 8215 So. Eastern Ave., Suite 100, Las Vegas,
Nevada 89123. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. Investors' failure to pay the full subscription amount will entitle QEI to disregard investors' subscription. Investors' subscription is not binding and will not become effective unless and until it is accepted. QEI has 30 business days after receipt either to accept or to reject the subscription. Any subscription rejected within this 30-day period will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once QEI accepts a subscription, the subscriber cannot withdraw it. QEI will notify accepted subscribers within 30 days after the close of the Offering.

Item 9. Legal Proceedings.

No director, officer, significant employee, or consultant of QEI has been convicted in a criminal proceeding, exclusive of traffic violations.

No director, officer, significant employee, or consultant of QEI has been permanently or temporarily enjoined, barred, suspended, or otherwise limited from involvement in any type of business, securities or banking activities.

No director, officer, significant employee, or consultant of QEI has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

Each of QEI' directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees.

The following table sets forth certain information regarding executive officers and directors of QEI as of the date of this Registration Statement:

Name and Address         Age                Position
Andrew D. Owens          32     President   &   CEO,   Secretary,
                                Treasurer, Director

The persons named above have held their office/position since inception of QEI and are expected to hold their office/position until the next annual meeting of QEI' stockholders.

Background  of  Directors,  Executive  Officers,  Promoters   and
Control Persons

Andrew D. Owens, President & CEO, Secretary, Treasurer, Director, is a seasoned professional in the comic book field. Mr. Owens has worked on several premier comic series at many major comic companies, including Image Comic's Top Cow studios (October 1999 to October 2000), Dark Horse Comics (August 2000 to present), Marvel Comics (September 2000 to present), and now D.C. Comics (September 2001 to present). Mr. Owens is currently one of the
artists  working on Batman published by D.C. Comics.   Mr.  Owens
creative credits at Top Cow studios included work on such titles as Witchblade (now a television series), Ascension, The Darkness, Lady Pendragon, and the comic-book version of the popular video game and motion picture Tomb Raider. At Dark Horse Comics, Mr. Owens worked on a comic book based on the popular television series Buffy the Vampire Slayer and launched the comic book version of the hit WB television series Angel. Mr. Owens also worked on Fray - a comic book title created and written by Joss Whedon, the creator of the entire Buffy the Vampire Slayer franchise. At Marvel Comics, Mr. Owens worked on one of the best-selling titles in the industry, The X-Men, and a number of related titles such as Magneto, Cable, and X-Force.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of QEI' Common Stock by all persons known by QEI to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to QEI' knowledge, either sole or majority voting and investment power.

Title Of  Name and Address    Position     Amount of  Percent of
 Class     of Beneficial                    shares      Class
          Owner of Shares                   held by
                                             Owner

Common    Andrew D. Owens   President      2,000,000   100.00%
          East 49           and CEO,
          Pineridge Ct      Secretary,
          #328              Treasurer,
          Spokane, WA       Director
          99208

Common                      Executive      2,000,000   100.00%
                            Officers  and
                            Directors  as
                            a Group

Item 12. Description of Securities.

QEI' authorized capital stock consists of 25,000,000 shares of a single class of common stock, having a $0.001 par value.

The holders of QEI' common stock:
* have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by QEI' Board of Directors;
* are entitled to share ratably in all of QEI' assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of QEI' affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

Non-Cumulative Voting

Holders of shares of QEI' common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this Prospectus, QEI has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of QEI' board of directors and will depend upon QEI' earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. It is present intention of QEI not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in QEI' business operations.

Reports

After  this  offering,  QEI will furnish  its  shareholders  with
annual   financial   reports  certified   by   QEI'   independent
accountants, and may, in QEI' discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

QEI'  Articles of Incorporation, its Bylaws, and certain statutes provide  for the indemnification of a present or former  director
or  officer.   See  Item  24 "Indemnification  of  Directors  and
Officers."

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

Quality  Exchange, Inc., was incorporated in the State of  Nevada
on  June  3,  1998.   Orion  Publishing,  Inc.,  a  wholly  owned
subsidiary of Quality Exchange, Inc., was incorporated in the State of Nevada on November 21, 2001.

See Item 26 "Recent Sales of Unregistered Securities" herein for the capitalization history of QEI.

Item 16. Description of Business.

A.   Business Development and Summary

QEI was incorporated in the State of Nevada on June 3, 1998. QEI, a development stage company, through its wholly owned subsidiary Orion Publishing, Inc., plans to provide an Internet-based vehicle for the comic-book world to purchase and exchange collectible and new-issue comic books. QEI has yet to commence planned operations. As of the date of this Prospectus, QEI has had only limited start-up operations and generated no revenues.

QEI'  administrative office is located at East  49  Pineridge  Ct
#328, Spokane, Washington 99208, telephone (509) 464-3072.

QEI' fiscal year end is December 31.

B.Business of Issuer

(1)  Principal Products and Services and Principal Markets

QEI  plans  to  build  a  vehicle for purchasing  and  exchanging
collectible   and  new-issue  comic  books  over  the   Internet.
Designed   as   a   high-speed  online  auction,  QEI's   website
www.Comicauction.biz will be available 24 hours a day, seven days a week. www.Comicauction.biz will allow transactions in business-
to-consumer,   consumer-to-consumer,   and   business-to-business
market  spaces.   QEI  will  offer new comic  books  and  vintage
collectible   comic  books.   To  complement  the  offerings   on
www.Comicauction.biz, QEI will offer its comics by mail order and through retail establishments.

QEI strives to provide a venue of exchange that is credible as well as simple, safe, and exciting for those with an interest in purchasing, collecting and trading comic books. Using the Internet, anyone around the world should be able to access QEI's website, browse for information, subscribe as a bidder or seller within minutes, and buy, sell, or trade comic books. The registration at www.Comicauction.biz will be free of charge. QEI is implementing a simple click-through sign-up procedure with clear instructions allowing a quick and easy access to QEI's secure website. Among the special features that QEI plans to build into its website are (1) a unique functionality allowing the seller to set the low and capped prices of the comic book for sale, (2) secure message boards, (3) full purchase protection with secured transactions, (4) tracking of purchases, (5) weekly updates, and (6) collection valuation services.

Sellers using QEI's website will benefit from low listing and transaction fees; convenient, paper-free local and international payments; and the ability to track the number of sales, payments, and future buyer profiles.

QEI will place a special emphasis on evaluating the feedback from customers. Customers will be able to comment as often as they want about their purchases and customer satisfaction. QEI will implement procedures allowing to process input from the feedback link on a continual basis - up to hundreds of times each day. That should allow QEI to begin working on solutions to reported problems almost immediately.

QEI will dedicate a concerted effort to protecting the identity of its service and ensuring the security of its website. Relying on the expertise of the website host (presently, Infinet Internet Services, Tempe, Arizona) QEI will implement procedures for authentication of clients, protection of integrity of live online auctions, and ensuring the secure processing of transactions.

(2)  Distribution Methods of the Products or Services

In its sales and marketing efforts QEI will employ the following tools: advertising in trade magazines; an on-line brochure; direct mail; a periodic newsletter distributed to registered
members;  and  a  printed  catalog of  listed  items.   QEI  also
believes  that  its  reputation will  play  a  large  role  as  a promotional tool. Thus, the word-of-mouth advertising among comic book shop owners and employees may become a cost-effective and quick method of publicity for www.Comicauction.biz.

QEI plans to place ads in leading comic-book industry publications such as Wizard Magazine, Previews, Comic Interviews, Comic Artist, SciFi Magazine, and Cinescape Magazine. However, at present time no specific advertising arrangements are in place.

QEI has registered the domain name www.Comicauction.biz. QEI intends to develop www.Comicauction.biz into a powerful brand-name. QEI plans to associate www.Comicauction.biz with the motto "Driving the comic book industry around the world" and project the image that www.Comicauction.biz is the vehicle on the
Internet to assist any comic book enthusiast in finding the latest new and most valuable collectible comic books. QEI plans to develop alliances with leading websites involved with the comic-book industry, which may provide significant cross-marketing opportunities through link exchanges.

QEI's   periodic  newsletter  to  registered  users  will  update
aficionados of special events and new products in the comic book industry.

(3)  Status of any announced new product or service

None.

(4)  Industry background and competition

Comic books fall into a niche category of goods possessing two prominent attributes, which attract buyers: (1) the entertainment value of reading comic books and (2) the fun of collecting them. This combination of attributes is the basis for active markets in both new and collectible comic books.

To the best of QEI's knowledge, a new comic book typically sells between $1.00 and $10.00 and the average customer buys three or more comic books per purchase. A rare mint-condition collectible comic book could fetch as much as $350.00. The industry employs various grading scales (typically, 10-point scales), which allow to estimate the market value of a particular comic book. The actual trade prices may vary depending on the marketplace, region, or transaction type. For example, the auction format adopted by QEI may result in prices different from a private sale.

It is QEI's belief that the comic-book collectible market is making a shift away from traditional bookstore sales. More and more buyers are using the Internet to research and complete their purchases. It has become an accepted practice to view a series of electronic images online instead of browsing through a comic book at a store. The ability to communicate with owners of desired items via email and various secure payment options make it possible to complete transactions between counterparts located in different geographic regions. This development in the comic book marketplace allows collectors to take advantage of regional discrepancies in supply and demand for specific character or category comic books, including limited edition, reissued, reprinted, or other types of rare books.

The comic book industry produces a number of widely circulated publications (such as the Wizard Magazine) covering new and collectible comic book issues.

In recent years, the online auction selected by QEI as its transaction model has become a popular and successful mechanism for trading new, used, vintage, and collectible items. Online auctions are typically similar to live auctions: the highest bidder takes the "prize" and regular participants try to succeed in the bidding game by implementing various strategies. The element of competition involved in bidding is what appeals to many online auction participants.

QEI believes that the online auction model overcomes multiple hurdles that impede the growth of the market for collectible comic books. Traditional exchange forums are less efficient because of limitations imposed by geographical location and high costs of bringing buyers and sellers together to exchange information and to complete transactions.

QEI will compete against (1) offline comic-book resellers (including wholesale distributors, liquidators, retailers, and catalog and mail order companies), (2) online stores specializing in comic books (such as Comicbookresources.com), and (3) general online auctions (including eBay, uBid, and Yahoo!Auctions), which offer comic books among other items listed on their websites.

(5)  Recruitment Plans

Initially,  QEI  intends  to  outsource  most  operating   tasks,
including website support and technology upgrades, to independent contractors on an as-needed basis. Thus, QEI will maintain a minimum amount of payroll overhead.

In  the initial stages, QEI's President & CEO will be responsible
for   all  advertising,  sales,  marketing,  strategic  planning, correspondence, administrative, and accounting functions.

(6)   Customers

QEI  does not have an established client base.  At this time, QEI
does    not   anticipate   that   its   business   will    depend
disproportionately on any particular client or a group of clients. Of this, however, there can be no assurance.

QEI's online auction is seeking to appeal to buyers and sellers in customer-to-customer, business-to-customer, and business to business market places.

Demographically, QEI targets primarily middle class individuals between the ages of fifteen and thirty-five, who are interested in new or collectible comic books. This target group is already using the Internet heavily as a source of information about comic book values. The goal is to convert someone looking for information into a customer/buyer.

An important objective is to capture younger consumers and induce them to discover the website and remain its users over many years. QEI believes that comic book collectors remain faithful to their hobby well into adulthood, often passing their treasured collections down to future generations.

QEI strives to offer value- and time-conscious shoppers a wide selection of comic books at reasonable prices via an easy-to-use online interface. QEI believes that, by providing a wide range of comic book categories, www.Comicauction.biz will attract an avid collector as well as a novice. A collector will come to the site knowing exactly what she is searching for: a specific addition to her collection. A novice will likely make a spontaneous and immediate buying decision based on a comic book appeal involving the topic or the character.

(7)  Intellectual Property

QEI does not have any patents, trademarks, licenses, franchises, concessions or royalty agreements.

(8)  Need for Government Approval

None.

(9)  Effect of existing or probable government regulations

QEI will be subject to the same federal, state, and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards online services. However, due to the increasing popularity and use of the Internet and online services, many laws relating to the Internet are being debated at the state and federal levels (both in the U.S. and abroad) and it is possible that laws and regulations will be adopted with respect to the Internet or online services. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud,
content   and   quality  of  products  and  services,   taxation,
advertising,   intellectual  property  rights   and   information
security.

Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of these laws was adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Those laws that do reference the Internet, such as the Digital Millennium Copyright Act, are only beginning to be interpreted by the courts and their applicability and scope are, therefore, uncertain. In addition, numerous states have regulations regarding how "auctions" may be conducted and the liability of "auctioneers" in conducting such auctions. Several states are considering imposing these regulations upon online auction sites, which could harm QEI's business.

Several states have proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has settled several proceedings regarding the manner, in which personal information is collected from users and provided to third parties. Specific statutes intended to protect user privacy have been passed in many non-U.S. jurisdictions. Changes to existing laws or the passage of new laws intended to address these issues could directly affect the way QEI does business or could create uncertainty on the Internet. This could reduce demand for QEI's services, increase the cost of doing business as a result of litigation costs or increased service delivery costs, or otherwise harm QEI's business. In addition, because QEI's services will be accessible worldwide, and QEI plans to facilitate sales of goods to users worldwide, foreign jurisdictions may claim that QEI is required to comply with their laws. Laws regulating Internet companies outside of the U.S. may be less favorable then those in the U.S., giving greater rights to consumers, content owners and users. Compliance may be more costly or may require QEI to change its business practices or restrict service offerings relative to those in the U.S. QEI's failure to comply with foreign laws could subject QEI to penalties ranging from fines to bans on QEI's ability to offer its services.

(10) Employees

QEI is currently in the development stage. During the development stage, QEI plans to rely exclusively on the services of its officers and directors to set up its business operations. Currently, only Andrew D. Owens, President & CEO is involved in QEI business on a daily basis.

Item 17. Management's Discussion and Plan of Operation.

This  section  must  be  read  in conjunction  with  the  Audited
Financial Statements included in this Registration Statement.

A.Management's Discussion

QEI was incorporated in the State of Nevada on June 3, 1998. QEI is a startup and has not yet realized any revenues. QEI had not begun actively pursuing its business plan until Orion Publishing, Inc., a wholly owned subsidiary, was incorporated in the State of Nevada on November 21, 2001. To date, QEI has:
* recruited and retained a management team and board of directors, and
*     developed a business plan.

In the initial approximately forty-six-month operating period from June 3, 1998 (inception) to March 31, 2002, QEI generated no revenues while incurring $9,458 in general and administrative expenses. This resulted in a cumulative net loss of $9,458 for the period, which is equivalent to $0.00 per share. The cumulative net loss is attributable solely to the costs of start-up operations.

B.Plan of Operation

QEI expects that it will sell new-issue comic books for between $1.50 to $10.00. Vintage comic books may range in price from
$0.10 to $350.00 per item. QEI plans to derive revenues from listing and transaction fees. QEI expects to charge a fee of 2% of the amount of transaction, which QEI will collect from buyers and sellers (1% from the buyer and 1% from the seller) after each auction is completed.

QEI's goal is to maintain an innovative attractive web auction that appeals to buyers and sellers in customer-to-customer, business-to-customer, and business to business market places. QEI is striving to accomplish the following during the next twelve to eighteen months:
* establish a paying subscriber/member base and benefit from repeat traffic to the website;
* develop strategic alliances with popular web auction sites;
* promote www.Comicauction.biz with leading Internet search engines so that they place www.Comicauction.biz at the top of searches when it comes to researching and purchasing comic books;
* develop distribution channels beyond the website to improve revenues.

At present time, QEI estimates that in order to commence planned operations it needs to (a) complete the set up and design of the website and (b) purchase office furniture, computer hardware, software, and supplies. QEI believes that the net proceeds of the Minimum Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve to eighteen months.

QEI anticipates that over the next twelve (12) months QEI will not hire any additional full- or part-time employees, as the services provided by Andrew D. Owens appear sufficient during the initial growth stage.

Sales growth in the next six (6) to twelve (12) months is important for the QEI' plan of operations. However, the Company cannot guarantee that it will generate such growth. If the Company does not generate sufficient cash flow to support its operations in the next twelve (12) to eighteen (18) months, it may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. However, there can be no assurance that the Company would be able to raise enough capital to stay in business.

Item 18. Description of Property.

QEI'  uses the administrative office located at East 49 Pineridge
Ct #328, Spokane, Washington 99208. A director and shareholder is providing the office space at no charge to QEI.

Item 19. Certain Relationships and Related Transactions.

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

QEI uses office space and services provided without charge by Andrew D. Owens, a director and shareholder.

Item  20.  Market  for  Common  Equity  and  Related  Stockholder
           Matters.

Market Information

As of the date of this Registration Statement, there is no public market in QEI' Common Stock. This Registration Statement is a step toward creating a public market for QEI' stock, which may enhance the liquidity of QEI' shares. However, there can be no assurance that a meaningful trading market will develop. QEI makes no representation about the value of its Common Stock.

As of the date of this Registration Statement,
* there are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of QEI;
* there is no stock that currently could be sold pursuant to Rule 144 under the Securities Act or that QEI agreed to register for sale;
* in the future, all 2,000,000 shares of Common Stock not registered under this Registration Statement will be eligible for sale pursuant to Rule 144 under the Securities Act; and
* other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this Registration Statement, QEI has approximately 2,000,000 shares of $0.001 par value common stock issued and outstanding held by approximately one (1) shareholder of record. QEI' Transfer Agent is Executive Registrar & Transfer Agency, 3118 W. Thomas Road, Suite 707, Phoenix, AZ 85017, phone
(602) 415-1273.

Dividends

QEI has never declared or paid any cash dividends on its common stock. For the foreseeable future, QEI intends to retain any earnings to finance the development and expansion of its business, and it does not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including QEI' financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

   Name           Position        Compensation for the Period
                                 from Inception (June 3, 1998)
                                       to March 31, 2002

                                     Salary          Other

Andrew D.      President & CEO,        $0              $0
Owens          Secretary,
               Treasurer, Director

There are no existing or planned option/SAR grants.






Item 22. Financial Statements.





                     Quality Exchange, Inc.
                  (A Development Stage Company)

                   Consolidated Balance Sheets
                              as of
                       March 31, 2002 and
                        December 31, 2001

                               and

             Consolidated Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                      for the periods ended
              March 31, 2002 and December 31, 2001
                               and
                         for the period
                June 3, 1998 (Date of Inception)
                             through
                         March 31, 2002






                TABLE OF CONTENTS

                                             PAGE

Independent Auditor's Report                    1

Consolidated Balance Sheets                     2

Consolidated Statements of Operations           3

Statement of Changes in Stockholders'           4
Equity

Consolidated Statements of Cash Flows           5

Footnotes                                       6






G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

April 3, 2002

Board of Directors
Quality Exchange, Inc.
Las Vegas, NV

I have audited the Consolidated Balance Sheets of Quality Exchange, Inc. and its subsidiary (the "Company") (A Development Stage Company), as of March 31, 2002 and December 31, 2001, and the related Consolidated Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended, and for the period June 3, 1998 (Date of Inception) to March 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quality Exchange, Inc. and its subsidiary (A Development Stage Company) as of March 31, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period June 3, 1998 (Date of Inception) to March 31, 2002, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA





                     Quality Exchange, Inc.
                  (a Development Stage Company)
                   Consolidated Balance Sheets

                                       March 31,     December 31,
                                         2002            2001

Assets

Current assets:
  Cash                                $        482   $         -
     Total current assets                      482             -

                                      $        482   $         -

Liabilities and Stockholders' (Deficit)


Current liabilities:
  Due to shareholder                  $      7,940   $       275
     Total current liabilities               7,940           275

Stockholders' (deficit):
    Common stock, $0.001 par value,          2,000         2,000
    25,000,000 shares authorized,
    2,000,000 shares issued and
    outstanding as of 12/31/01 and
    12/31/00
    Additional paid-in capital                   -             -
    Subscriptions receivable                     -        (2,000)
    (Deficit) accumulated during            (9,458)         (275)
    development stage
                                            (7,458)         (275)

                                      $        482   $         -

 The accompanying notes are an integral part of these financial statements.






                     Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Operations

                             For the      For the       June 3,
                              period     year ended      1998
                              ended       December    (Inception
                            March 31,       31,          ) to
                               2002         2001       March 31,
                                                         2002

Revenue                    $        -    $        -    $       -

Expenses:
General & administrative        9,183           275        9,458
expenses
Total expenses                  9,183           275        9,458

Net (loss)                 $   (9,183)   $     (275)   $  (9,458)


Weighted average number of  2,000,000     2,000,000
common shares outstanding -
basic and fully diluted

Net (loss) per share -      $   (0.00)   $    (0.00)
basic and fully diluted

 The accompanying notes are an integral part of these financial statements.







                     Quality Exchange, Inc.
                  (a Development Stage Company)
   Consolidated Statements of Changes in Stockholders' Equity

                     Common Stock    Additional       (Deficit)     Total
                                     Paid-in          Accumulated Stockholders'
                   Shares    Amount  Capital           During      (Deficit)
                                                      Development
                                                       Stage
June 1998
Founder shares     2,000,000 $ 2,000 $      - $(2,000) $     -      $      -


Net (loss)
June 3, 1998
(inception) to
December 31, 1998

                                                             -             -

Balance, December  2,000,000   2,000        -  (2,000)       -             -
31, 1998

Net (loss)
For the year ended
December 31, 1999
                                                             -             -

Balance, December  2,000,000   2,000        -  (2,000)       -             -
31, 1999

Net (loss)
For the year ended
December 31, 2000
                                                            -              -

Balance, December  2,000,000   2,000        -  (2,000)      -              -
31, 2000

Net (loss)
For the year ended
December 31, 2001
                                                          (275)         (275)

Balance, December  2,000,000   2,000        -  (2,000)    (275)         (275)
31, 2001

March 2002
Donated capital to
cancel
subscriptions
receivable
                                                2,000                  2,000

Net (loss)
For the period
ended
March 31, 2002
                                                         (9,183)      (9,183)


Balance, March 31, 2,000,000 $ 2,000 $      -  $    -  $ (9,458)    $ (7,458)
2002

 The accompanying notes are an integral part of these financial statements.







                    Quality Exchange, Inc.
                  (a Development Stage Company)
              Consolidated Statements of Cash Flows

                               For the     For the       June 3,
                               period    year ended       1998
                                ended     December     (Inception) to
                              March 31,      31,         March 31,
                                2002        2001          2002

Cash flows from operating
activities
Net (loss)                    $ (9,183)   $   (275)      $   (9,458)
Adjustments to reconcile net
(loss) to net cash (used) by
operating activities:
Increase in due to               7,665         275            7,940
shareholder
Net cash (used) by operating    (1,518)          -           (1,518)
activities

Cash flows from investing            -           -                -
activities

Cash flows from financing
activities
Issuances of common stock            -       2,000            2,000
Subscription receivable          2,000      (2,000)               -
Net cash provided by             2,000           -            2,000
financing activities

Net increase in cash               482           -              482
Cash - beginning                     -           -                -
Cash - ending                 $    482   $       -         $    482

Supplemental disclosures:
Interest paid                 $      -   $       -         $      -
Income taxes paid             $      -   $       -         $      -

 The accompanying notes are an integral part of these financial statements.







                     Quality Exchange, Inc.
                  (a Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The Company was organized June 3, 1998 (Date of Inception) under the laws of the State of Nevada, as Quality Exchange, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 25,000,000 shares of $0.001 par value common stock.
The Company has a wholly owned subsidiary, Orion Publishing, Inc., whose plan of operation is to purchase and exchange collectible and new issue comic books via an online auction.

Note 2 - Accounting policies and procedures

                  Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of March 31, 2002 and December 31, 2001.

               Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at March 31, 2002 and December 31, 2001.

                      Revenue recognition
The  Company  reports revenue as invoiced on  an  accrued  basis.
Costs of sales are recorded as items are sold and are comprised of product purchases and shipping costs.

                       Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses in 2002 or 2001.

                        Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of March 31, 2002 and December 31, 2001.

         Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

                               Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                  Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2002 and December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

                            Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                          Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information". The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

                               Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

                        Recent pronouncements
The FASB recently issued Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement will require the company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income, if the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The company does not expect SFAS No. 133 to have a material impact on earning s and financial position.
In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the company's revenue recognition policies.

                     Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

                               Year end
The Company has adopted December 31 as its fiscal year end.




Note 3 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred a net loss of $9,458 for the period from June 3, 1998 (inception) to March 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 4 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

U.S federal          (34.0%)
statutory rate

Valuation reserve     34.0%

Total                    -%

As of March 31, 2002 and December 31, 2001, the Company has a net operating loss carry forward of approximately $9,458 and $275 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2022 and 2021, respectively.

Note 5 - Stockholder's equity

The Company is authorized to issue 25,000,000 shares of its $0.001 par value common stock.

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

There have been no other issuances of common stock.






Note 6 - Related party transactions

During June 1998, the Company issued 2,000,000 shares of its $0.001 par value common stock to an officer and director in exchange for a subscriptions receivable of $2,000.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 - Warrants and options

As of March 31, 2002 and December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.






Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.

None.





         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

QEI' Articles of Incorporation and its Bylaws provide for the indemnification of a present or former director or officer. QEI indemnifies any of its directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at QEI' request as one of its officers or directors. QEI may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of QEI' directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, QEI' best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered. QEI has agreed to pay all costs and expenses relating to the registration of its common stock. All amounts are estimated.

SEC Registration Fee                   $19
Escrow Fee                            $750
EDGAR Conversion Fees               $1,500
Blue Sky Qualification Fees           $250
and Expenses
Accounting Fees and Expenses        $1,500
Legal Fees and Expenses             $4,000
Printing and Engraving                $200
Miscellaneous                         $250
Total                            $8,469.00






Item 26. Recent Sales of Unregistered Securities.

In June 1998, QEI issued 2,000,000 shares of its $0.001 par value common stock to Andrew D. Owens, an officer and director, in exchange for $2,000 in subscription receivable. The total amount of the transaction was $2,000 or $0.001 per share. That sale of stock by QEI did not involve any public offering or solicitation. At the time of the issuance, Andrew D. Owens was in possession of all available material information about QEI. Also, Andrew D. Owens had a degree of financial sophistication, which allowed him to make an independent assessment of the investment merits of QEI. On the basis of these facts, QEI claims that the issuance of stock to Andrew D. Owens was qualified for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws
         (a) Articles of Incorporation of Quality Exchange, Inc. filed on June 3, 1998.
         (b)  Bylaws of Quality Exchange, Inc. adopted on June
              17, 1998.
         (c) Articles of Incorporation of Orion Publishing, Inc. filed on November 21, 2001.
         (d)  Bylaws of Orion Publishing, Inc. adopted on
              December 3, 2001.

   5.    Opinion on Legality
         Attorney Opinion Letter.

  21.    Subsidiaries of the Registrant

  23.    Consent of Experts and Counsel
         a) Consent of Counsel, incorporated by reference to
         Exhibit 5 of this filing.
         b) Consent of Independent Auditor.

  99.    Other Exhibits
         a) Escrow Agreement
         b) Subscription Agreement

Item 28. Undertakings.

In this Registration Statement, QEI is including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.

Under Rule 415 of the Securities Act, QEI is registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, QEI includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and
  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington on April 8, 2002.

                     Quality Exchange, Inc.
                          (Registrant)

            By: /s/ Andrew D. Owens, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date

/s/ Andrew D. Owens     President & CEO,        April 8, 2002
                           Secretary,
                      Treasurer, Director
  Andrew D. Owens

/s/ Andrew D. Owens   Principal Financial       April 8, 2002
                            Officer
  Andrew D. Owens

/s/ Andrew D. Owens   Principal Accounting      April 8, 2002
                            Officer
  Andrew D. Owens






EXHIBIT 3(a): Articles of Incorporation of Quality Exchange,Inc. filed on June 3, 1998.

                    ARTICLES OF INCORPORATION
                               OF
                     QUALITY EXCHANGE, INC.

     The undersigned, a natural person, over the age of twenty-one (21) years, in order to form a corporation for, under and pursuant to the provisions of the laws of the State of Nevada, does hereby certify as follows:

                            ARTICLE I
                        NAME AND PURPOSE

     The name of the Corporation, hereinafter called the "Corporation" is:

                     Quality Exchange, Inc.

     The purpose for which this Corporation is created is to conduct any lawful business or businesses for which corporations may be incorporated pursuant to Chapter 78 of the Nevada Revised Statutes, and shall have all the powers as provided thereunder.

                           ARTICLE II
               RESIDENT AGENT AND PRINCIPAL OFFICE

     The   address  of  the  initial  principal  office  of   the
Corporation is 4335 S. Industrial Rd. #430, Las Vegas, NV  89103.
The name of its initial resident agent at such address is Russert
Services, Inc.

     The Corporation may conduct all or part of its business in any other part of the State of Nevada, or any other State in the United States.

                           ARTICLE III
                          CAPITAL STOCK

     1. Number of Shares. The aggregate number of capital stock shares which the Corporation shall have authority to issue is twenty-five million (25,000,000) shares, of common stock, $.001 par value. The Board of Directors may, in its discretion, issue preferred stock and debt securities with such terms and conditions as it may decide, without shareholder approval.

     2. Voting Rights of Shareholders. Each voting shareholder of record shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     3. No Preemptive Rights. No shareholder of the Corporation shall have any preemptive or other rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     4. Shareholder Distributions. The Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of the State of Nevada.

     5. No Assessments. After the subscription price a par value of the capital stock of the Corporation has been paid, such capital stock shall not be subject to any assessments.

                           ARTICLE IV
                     DIRECTORS AND OFFICERS

     1. Number of Directors. The Board of Directors shall consist of between one (1) and thirteen (13) members as the By-
Laws shall prescribe, but in no event shall the number of directors be more than thirteen (13) or less than one (1).

     2. Initial Board of Directors. The Names of those persons who shall constitute the Board of Directors of the Corporation for the first year of its existence or until their successors are duly elected and qualified are:

Name                 Address
Earl Gilbrech        4335 S. Industrial Rd. #434 Las
                     Vegas, NV 89183

                            ARTICLE V
                         INDEMNIFICATION

     The Corporation shall indemnify any officer, director, employee or agent that incurs expenses or liabilities by reason of the fact that he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director employee or agent of the corporation or is or was serving at the request of the Corporation as an officer, director or employee of another corporation, partnership, joint venture, trust or other entity. This indemnification, as more specifically set further in the Bylaws of the Corporation, shall be mandatory in all circumstances in which indemnification is permitted by law. However, such indemnification must not eliminate or limit the liability of an officer, director, employee or agent for (a) acts or omissions which involve intentional misconduct, fraud, or an knowing violation of law; or (b) the payment of distributions in violation of NRS 78.300.

                           ARTICLE VI
                          INCORPORATOR

The name and address of the Incorporator is:

Name                Address
Earl Gilbrech       4335 S. Industrial Rd. #434
                    Las Vegas, NV 89183






IN WITNESS WHEREOF, I have hereunto set my hand this 3rd day of June, 1998.

                                                /s/ Earl Gilbrech
                                      Earl Gilbrech, Incorporator

VERIFICATION

STATE OF ARIZONA

COUNTY OF MARICOPA

I, W. Vincent Thelander, III a Notary Public, hereby certify that on the 3rd day of June,-1998, personally appeared before me Earl Gflbrech who, being by me first duty sworn, declared that he was the person who signed the foregoing document as Incorporator and that the statements therein contained are true.

My commission expires:         14 Aug. 2001

Witness my hand and offical seal

(SEAL)                              /s/ W. Vincent Thelander, III

CERTIFICATE OF ACCEPTANCE

In the matter of Quality Exchange, Inc.

I, Russert Services, Inc. hereby state that on June 3rd, 1998, I accept appointment as Resident Agent for the above named entity.

The street address of the resident agent in Nevada is as follows:

Resident Agent Address:          4335 S. Industrial Rd. 4430 Las
                                 Vegas, NV 89103

Mailing Address:                          Same as Above

              /s/                             6-3-98
  Signature of Reisdent Agent                 Dated






EXHIBIT  3(b):  Bylaws of Quality Exchange, Inc. Adopted on  June 17, 1998.


                           BY-LAWS OF
                      QUALITY EXCANGE, INC.

                            ARTICLE I
                             OFFICES

     Section 1.     PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

     Section 2.     OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.


                           ARTICLE II
                     DIRECTORS - MANAGEMENT

     Section 1.      RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to an executive committee or others, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

     Section 2.     STANDARD OF CARE.

Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

     Section 3.      NUMBER AND QUALIFICATION OF DIRECTORS.

The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

     Section 4.     ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 5.     VACANCIES.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Directors' term of office expires.

     Section 6.     REMOVAL OF DIRECTORS.

Subject to applicable law, the entire Board of Directors or any individual Director may be removed from office. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed.

     Section 7.     NOTICE, PLACE AND MANNER OF MEETINGS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

     Section 8.     ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the Annual Meetings of the Shareholders.

     Section 9.     OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows: Time of Regular Meeting: 9:00 A.M. Date of Regular Meeting: Last Friday of every month. If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

     Section 10.    SPECIAL MEETINGS - NOTICES - WAIVERS.

Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided. At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive officer of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director. When all of the Directors are present at any Directors' meeting, however, called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors is present and if those not present sign 3. 4 a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minute thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.    DIRECTORS' ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12.    QUORUM.

A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.    NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.    COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15.    COMMITTEES.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by applicable law.

Section 16.    ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to 4. 5 time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17.    RESIGNATIONS.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


                      ARTICLE III OFFICERS

Section 1.     OFFICERS.

The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.     ELECTION.

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3.     SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the By-Laws or as the Board of Directors may from time to time determine.

Section 4.     REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that 5. 6 notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5.     VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the By-Laws for regular appointment to that office.

Section 6.     CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article.

Section 7.     PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.     VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.     SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof. 6. 7 The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.    CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any Director. This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.


                ARTICLE IV SHAREHOLDERS' MEETINGS

Section 1.     PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.     ANNUAL MEETINGS.

The annual meetings of the Shareholders shall be held, each year, at the time and on the day following: Time of Meeting: 12:00 P.M. Date of Meeting: June 1. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3.     SPECIAL MEETINGS.

Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the same manner provided by these By-Laws.

Section 4.     NOTICE OF MEETINGS - REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of 8. 9 written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof. When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section   5.       WAIVER   OF  NOTICE  OR  CONSENT   BY   ABSENT
SHAREHOLDERS.

The transactions of any meeting of Shareholders, however called and notice, shall be valid as through had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 6.     SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can be elected by unanimous written consent, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.     OTHER ACTIONS WITHOUT A MEETING.

Unless  otherwise  provided  for  under  applicable  law  or  the
Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and 9. 10
(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting be less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing. Any Shareholder giving a written consent, or the Share-holder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8.     QUORUM.

The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified. If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.     VOTING.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting. Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled to, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.
10. 11 The candidates receiving the highest number of votes up to the number of Directors to be elected are elected. The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10.    PROXIES.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the corporation.

Section 11.    ORGANIZATION.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.    INSPECTORS OF ELECTION.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.


          ARTICLE V CERTIFICATES AND TRANSFER OF SHARES

Section 1.     CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors 11. 12 may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2.     TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.     LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.     TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.     CLOSING STOCK TRANSFER BOOKS - RECORD DATE.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or 12. 13 entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.


            ARTICLE VI RECORDS - REPORTS - INSPECTION

Section 1.     RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2.     INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3.     CERTIFICATION AND INSPECTION OF BY-LAWS.

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4.     CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors. 13. 14

Section 5.     CONTRACT, ETC.-HOW EXECUTED.

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.


                   ARTICLE VII ANNUAL REPORTS


Section 1.     REPORT TO SHAREHOLDERS, DUE DATE.

The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of the
Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.


               ARTICLE VIII AMENDMENTS TO BY-LAWS

Section 1.     AMENDMENT BY SHAREHOLDERS.

New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Article of Incorporation.

Section 2.     POWERS OF DIRECTORS.

Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3.     RECORD OF AMENDMENTS.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws 14. 15 with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.


                    ARTICLE IX CORPORATE SEAL

Section 1.     SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date and State of incorporation.


                     ARTICLE X MISCELLANEOUS

Section 1.     REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 2.     SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 3.     INDEMNITY.

Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 4.     ACCOUNTING YEAR.

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

Approve and Adopted this 17th day of June, 1999.

                                                              /s/
                                                        SECRETARY
                    CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of QUALITY EXCANGE, INC., and that the foregoing By-Laws, consisting of 10 pages, constitute the code of By-Laws of QUALITY EXCANGE, INC., as duly adopted at a regular meeting of the Board of Directors of the corporation held June 17, 1999

                                                              /s/
                                                        SECRETARY





EXHIBIT 3(c):  Articles  of  Incorporation of  Orion  Publishing,
               Inc. filed on November 21, 2001.

                           ARTICLES OF
                        INCORPORATION OF
                     ORION PUBLISHING, INC.

KNOW ALL MEN BY THESE PRESENTS:

That  the  undersigned, has this day voluntarily  executed  these
Articles   of  Incorporation  for  the  purpose  of   forming   a
corporation under the laws of the state of Nevada, and to that end, I do hereby certify:

                            ARTICLE 1
                              NAME

The complete name of this corporation shall be ORION PUBLISHING, INC.

                           ARTICLE II
              REGISTERED AGENT AND PRINCIPAL OFFICE

The registered agent and principal office the corporation, in the state of Nevada, shall be as follows:

The registered agent in charge thereof is Swanson-Flangas and Associates, located at 3275 South Jones Boulevard, Suite 105, in the City of Las Vegas, Nevada, County of Clark.

                           ARTICLE III
                            DURATION

The duration of this corporation shall be perpetual.

                           ARTICLE IV
                            PURPOSES

The purpose for which this corporation is organized are as follows: To engage in any lawful act or activity for which a corporation may be organized under the general corporation laws of Nevada. Including but not limited to the following:

a) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.
b) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.
c) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.
d) Shall have power to sue and be sued in any court of law or equity.
e)   Shall have power to make contracts.
f) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such: real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Nevada, or in any other state, territory or country.
g) Shall have power to appoint such officers and agents, as the affairs of the corporation shall require, and to allow them suitable compensation.
h) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Nevada, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.
i) Shall have power to wind up and dissolve itself, or be wound up or dissolved.
j) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or non-use shall not in any way affect the legality of the document.
k) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.
l) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Nevada, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.
m) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.
n) Shall have power to hold meetings and keep the books, documents and papers outside of the State of Nevada at such places as may be from time to time designated by the Bylaws or by resolution of the directors except as other wise required by the laws of Nevada. To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Nevada, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.
o) Shall have power to do all and everything necessary and proper for the accomplishments of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.
p) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.
q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

                            ARTICLE V
                             SHARES

This corporation is authorized to issue one class of capital stock to be designated "Common Stock." The total number of shares of common stock which this Corporation is authorized to issue is Twenty Five Million (25,000,000) shares of Common Stock having a par value of $0.001 each share. The holders of the Common Stock shall have one (1) vote per share on each matter submitted to a vote of shareholders. Each share shall be entitled to the same dividend, and liquidation rights. The capital stock of this corporation, after the amount of the subscription price has been paid in, shall never be assessable, or assessed to pay debts of this corporation.

                           ARTICLE VI
                        PREEMPTIVE RIGHTS

No preemptive rights, as that term is defined under NRS 78.265, shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                           ARTICLE VII
                        CUMULATIVE VOTING

The shareholders of this corporation shall not be entitled to cumulative voting at the election of any directors.

                          ARTICLE VIII
                            DIRECTORS

The members of the governing board of this Corporation shall be styled directors and the number thereof at the inception, of this Corporation, shall be one (1). The director(s) need not be shareholders of this Corporation, nor residents of the State of Nevada. The number of directors may from time to time be increased or decreased in such manner as shall be provided for by the bylaws of the Corporation. The name and post office address of the person who is to serve as the initial director until the first annual meeting of the shareholders of the corporation, or until her successors are duly elected and qualified is as follows:

Name                Address
Andrew D. Owens     E. 49 Pineridge Ct.
                    #328
                    Spokane, WA 99208

                           ARTICLE IX
          CONTRACTS IN WHICH DIRECTORS HAVE AN INTEREST

Any contract or other transaction between this corporation and one or more of its directors, or between this corporation and any corporation, firm, association, or other entity, of which one or more of this corporation's directors are shareholders, members, directors, officers or employees or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors which acts upon or in reference to such contract or transaction and notwithstanding the participation of such director or directors in such actions, by voting or otherwise, even though the presence or vote, or both, of such director or directors might have been necessary to obligate this corporation upon such contract or transaction; provided, that the fact of such interest shall be disclosed to or known by the directors acting on such, contract or transaction.

                            ARTICLE X
                         INDEMNIFICATION


1. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) for conduct violating the Nevada Revised Statutes, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Nevada Revised Statutes are amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the Nevada Revised Statutes, as so amended, without any requirement of further action by the shareholders.
2. The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation and shall advance or reimburse the reasonable expenses incurred by the individual in advance of final disposition of the proceeding, without regard to the limitations in Nevada Revised Statute 78.7502, or any other limitation which may hereafter be enacted, to the extent such limitation may be disregarded if authorized by the Articles of Incorporation, to the full extent and under all circumstances permitted by applicable law.
3. Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right or any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

                           ARTICLE XI
            RIGHT TO AMEND ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in its Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

                           ARTICLE XII
                             BYLAWS

The Board of Directors shall have the power to adopt, amend, or repeal the bylaws of this corporation, subject to the power of the shareholders to amend or repeal such bylaws. The shareholders shall also have the power to adopt, amend or repeal the bylaws of this corporation.

                          ARTICLE XIII
                          INCORPORATOR

The name and address of the incorporator signing these articles of incorporation was as follows:

Name                Address
Martha Kreider      P.O. Box 13087
                    Scottsdale, AZ 85267-3087

IN WITNESS WHEREOF, I the undersigned being the sole incorporator hereinbefore named for the purpose of forming a Corporation pursuant to the General Corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby certifying that the facts herein stated are true, and I have accordingly hereunto set my hand this 15th day of November, 2001.

                                               /s/ Martha Kreider
                                                   Martha Kreider





County of Maricopa  )
                    ) SS:
State of Arizona    )

On this 15th day of November, 2001 before me, a Notary Public in and for said County and State, personally appeared Martha Kreider known to me to be the person whose name is subscribed to the foregoing instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal in said County and State this 15th day of November, 2001.

                                          /s/ Victoria Ann Ybarra
                                                    Notary Public
                                                    <Notary Seal>






EXHIBIT  3(d):   Bylaws  of  Orion Publishing,  Inc.  Adopted  on
                 December 3, 2001.

                BY-LAWS OF ORION PUBLISHING, INC.

                            ARTICLE I
                             OFFICES

Section 1.     PRINCIPAL OFFICE.

The principal office for the transaction of business of the corporation shall be fixed or may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places as the Board of Directors may from time to time designate.

Section 2.     OTHER OFFICES.

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.


ARTICLE II
DIRECTORS - MANAGEMENT

Section 1.      RESPONSIBILITY OF BOARD OF DIRECTORS.

Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to an executive committee or others, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2.     STANDARD OF CARE.

Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Section 3.      NUMBER AND QUALIFICATION OF DIRECTORS.

The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. 1. 2

Section 4.     ELECTION AND TERM OF OFFICE OF DIRECTORS.

Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 5.     VACANCIES.

Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified. A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting. The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote. Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Directors' term of office expires.

Section 6.     REMOVAL OF DIRECTORS.

Subject to applicable law, the entire Board of Directors or any individual Director may be removed from office. In such case, the remaining Board members may elect a successor Director to fill such vacancy for the remaining unexpired term of the Director so removed. 2. 3

Section 7.     NOTICE, PLACE AND MANNER OF MEETINGS.

Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one another. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained by the Secretary or other Officer designated for that purpose.

Section 8.     ORGANIZATIONAL MEETINGS.

The organizational meetings of the Board of Directors shall be held immediately following the adjournment of the Annual Meetings of the Shareholders.

Section 9.     OTHER REGULAR MEETINGS.

Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows: Time of Regular Meeting: 9:00 A.M. Date of Regular Meeting: Last Friday of every month If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 10.    SPECIAL MEETINGS - NOTICES - WAIVERS.

Special meetings of the Board may be called at any time by the President or, if he or she is absent or unable or refuses to act, by any Vice President or the Secretary or by any two (2) Directors, or by one (1) Director if only one is provided. At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive officer of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director. When all of the Directors are present at any Directors' meeting, however, called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors is present and if those not present sign 3. 4 a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minute thereof, whether prior to or after the holding of such meeting, which said waiver, consent or approval shall be filed with the Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.    DIRECTORS' ACTION BY UNANIMOUS WRITTEN CONSENT.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 12.    QUORUM.

A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 13.    NOTICE OF ADJOURNMENT.

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 14.    COMPENSATION OF DIRECTORS.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 15.    COMMITTEES.

Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board and shall have such powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by applicable law.

Section 16.    ADVISORY DIRECTORS.

The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to 4. 5 time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 17.    RESIGNATIONS.

Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.


ARTICLE III OFFICERS

Section 1.     OFFICERS.

The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, or one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person.

Section 2.     ELECTION.

The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve or a successor shall be elected and qualified.

Section 3.     SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided by the By-Laws or as the Board of Directors may from time to time determine.

Section 4.     REMOVAL AND RESIGNATION OF OFFICERS.

Subject to the rights, if any, of any Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors by any Officer upon whom such power of removal may be conferred by the Board of Directors. Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that 5. 6 notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.

Section 5.     VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the By-Laws for regular appointment to that office.

Section 6.     CHAIRMAN OF THE BOARD.

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article.

Section 7.     PRESIDENT/CHIEF EXECUTIVE OFFICER.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.     VICE PRESIDENT.

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.     SECRETARY.

The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof. 6. 7 The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.    CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of accounts shall at all reasonable times be open to inspection by any Director. This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.


ARTICLE IV SHAREHOLDERS' MEETINGS

Section 1.     PLACE OF MEETINGS.

All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2.     ANNUAL MEETINGS.

The annual meetings of the Shareholders shall be held, each year, at the time and on the day following: Time of Meeting: 12:00 P.M. Date of Meeting: June 1. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3.     SPECIAL MEETINGS.

Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting. Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the same manner provided by these By-Laws.

Section 4.     NOTICE OF MEETINGS - REPORTS.

Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder. Such notices or any reports shall be given personally or by mail and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of the notice. Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election. If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of 8. 9 written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof. When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which said adjournment is taken.

Section   5.       WAIVER   OF  NOTICE  OR  CONSENT   BY   ABSENT
                   SHAREHOLDERS.

The transactions of any meeting of Shareholders, however called and notice, shall be valid as through had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in applicable law.

Section 6.     SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can be elected by unanimous written consent, if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7.     OTHER ACTIONS WITHOUT A MEETING.

Unless  otherwise  provided  for  under  applicable  law  or  the
Articles of Incorporation, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders entitled to vote have been solicited in writing, (1) Notice of any Shareholder approval without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and 9. 10
(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting be less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing. Any Shareholder giving a written consent, or the Share-holder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8.     QUORUM.

The holder of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified. If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9.     VOTING.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting. Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholders has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled to, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.
10. 11 The candidates receiving the highest number of votes up to the number of Directors to be elected are elected. The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10.    PROXIES.

Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of applicable law filed with the Secretary of the corporation.

Section 11.    ORGANIZATION.

The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as Chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a Chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12.    INSPECTORS OF ELECTION.

In advance of any meeting of Shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.


ARTICLE V CERTIFICATES AND TRANSFER OF SHARES

Section 1.     CERTIFICATES FOR SHARES.

Certificates for shares shall be of such form and device as the Board of Directors 11. 12 may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges preferences and restriction, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder. Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issuance.

Section 2.     TRANSFER ON THE BOOKS.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.     LOST OR DESTROYED CERTIFICATES.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tender and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.     TRANSFER AGENTS AND REGISTRARS.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.     CLOSING STOCK TRANSFER BOOKS - RECORD DATE.

In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or 12. 13 entitled to exercise any rights in respect to any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given. The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.


ARTICLE VI RECORDS - REPORTS - INSPECTION

Section 1.     RECORDS.

The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office as fixed by the Board of Directors from time to time.

Section 2.     INSPECTION OF BOOKS AND RECORDS.

All books and records shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided under applicable law.

Section 3.     CERTIFICATION AND INSPECTION OF BY-LAWS.

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 4.     CHECK, DRAFTS, ETC.

All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by the Board of Directors. 13. 14

Section 5.     CONTRACT, ETC.-HOW EXECUTED.

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount except as may be provided under applicable law.


ARTICLE VII ANNUAL REPORTS

Section 1.     REPORT TO SHAREHOLDERS, DUE DATE.

The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of the
Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.


ARTICLE VIII AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY SHAREHOLDERS.

New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Article of Incorporation.

Section 2.     POWERS OF DIRECTORS.

Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3.     RECORD OF AMENDMENTS.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws 14. 15 with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.


ARTICLE IX CORPORATE SEAL

Section 1.     SEAL.

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date and State of incorporation.


ARTICLE X MISCELLANEOUS

Section 1.     REPRESENTATION OF SHARES IN OTHER CORPORATIONS.

Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 2.     SUBSIDIARY CORPORATIONS.

Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 3.     INDEMNITY.

Subject to applicable law, the corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Section 4.     ACCOUNTING YEAR.

The accounting year of the corporation shall be fixed by resolution of the Board of Directors.


Approve and Adopted this 3rd day of December, 2001.

                                                              /s/
                                                        SECRETARY

CERTIFICATE OF SECRETARY

I hereby certify that I am the Secretary of ORION PUBLISHING, INC., and that the foregoing By-Laws, consisting of 10 pages, constitute the code of By-Laws of ORION PUBLISHING, INC., as duly adopted at a regular meeting of the Board of Directors of the corporation held Dec 3, 2001.

                                                              /s/
                                                        SECRETARY







EXHIBIT 5:     Attorney Opinion Letter.
                           101 Convention Center Drive Suite 1225
                                    Las Vegas, Nevada  USA  89109
                                           Office: (702) 894-9400
                                             Cell: (702) 580-8565
                                        Facsimile: (702) 735-5330
                                         E-Mail: hga@attorney.com
Harold P. Gewerter, Esq., Ltd.
Harold P. Gewerter, Esq.


                                                    April 9, 2002

Andrew D. Owens, President
Quality Exchange, Inc.
East 49 Pineridge Ct #328
Spokane, Washington 99208

Re: Proposed Issuance of Common Stock by Quality Exchange, Inc.

Dear Mr. Owens:

     At your request, we are rendering this opinion in connection with a proposed sale by Quality Exchange, Inc., a Nevada corporation (the "Company") of up to 2,000,000 shares of common stock, $0.001 par value (the "Common Stock"). The details of the offering are described in the Registration Statement on Form SB-2 originally dated April 8, 2002.

     We have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have done so in light of Title 17 of the Nevada Revised Statutes Chapters 78 and 90 et. seq. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination and the applicable laws of the State of Nevada, we are on the opinion that 2,000,000 shares of Common Stock to be sold by the Company are, as of the date hereof, duly authorized shares of Common Stock, which have been legally issued, fully paid and non-assessable

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                         Respectfully,
                         /s/ Harold P. Gerwerter, Esq
                         Harold P. Gerwerter, Esq.





EXHIBIT 21:    Subsidiaries of the Registrant

1.     Orion   Publishing,  Inc.,  a  wholly  owned   subsidiary,
  incorporated in Nevada in November 2001 and doing business as www.Comicauction.biz.





EXHIBIT 23(b): Consent of Independent Auditor

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                               702.362.0540 (fax)

                 CONSENT OF INDEPENDENT AUDITOR


April 3, 2002


To Whom It May Concern:

I have issued my report dated April 3, 2002, accompanying the financial statements of Quality Exchange, Inc. and its subsidiary on Form SB-2 for the period of June 3, 1998 (inception date) through March 31, 2002. I hereby consent to the incorporation by reference of said report in the Registration Statement of Quality Exchange, Inc. on Form SB-2 dated.

Signed,

/s/ G. Brad Beckstead

G. Brad Beckstead, CPA






EXHIBIT 99(a): Escrow Agreement

                     FUND ESCROW AGREEMENT

      THIS AGREEMENT made and entered into this 10th day of April, 2002 by and between Quality Exchange, Inc. ,whose address is E. 49 Pineridge Ct. #328, Spokane, WA 99208 and whose statutory office is located at Savoy Financial Group, whose address is 6767 W. Tropicana Ave., Suite 207, Las Vegas, NV 89103; and Southwest Escrow Company, whose address is 8215 So. Eastern Ave., Suite 100, Las Vegas, Nevada 89123 ("Escrow Agent").

                      W I T N E S S E T H:

      WHEREAS, the Company desires to make an interstate public offering (the "Offering") of its securities consisting of 2,000,000 shares under an arrangement whereby the securities are to be offered to investors through the Company at the offering price of $0.10 cents per share; and

      WHEREAS, the Offering is to be made in accordance with Regulation SB in accordance with Section 8(a) of the Securities Act of 1933 (the "Act") in accordance with Regulation D, Rule 504 and Sections 3(b) and/or 4(2) of the Act and the offering will be registered Securities and Exchange Commission when declared effective; and

      WHEREAS, the company intends to sell the securities as the Company's agent on a best-efforts basis; and

      WHEREAS, the parties wish to make provision to impound the gross proceeds from the sale of 2,000,000 shares subscribed in the Offering in escrow, which gross proceeds are to be released to the Company only in the event of the sale of 200,000 shares, within the time set forth herein, and otherwise the escrowed proceeds are to be returned by the Escrow Agent in accordance with the terms and conditions set forth herein.

      WHEREAS, the company desires to establish an escrow account in which funds received from subscribers will be deposited pending completion of the escrow period. Southwest Escrow Company agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

      WHEREAS, the Company and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow.

     NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS
HEREBY AGREED as follows:

      1. Establishment of Escrow Account. On or prior to the date of the commencement of the offering, the parties shall establish a non-interest bearing escrow account with the Escrow Agent, which escrow account shall be entitled 02-04-0024 DEP Escrow Account and shall be located at Southwest Escrow Company (the "Escrow Account"). Any checks received that are made payable to a party other than Southwest Escrow Company shall be returned to the investor who submitted the check.

      2. Accounting for Escrow Funds. The Company agrees that it shall promptly deliver all monies received from subscribers for the payment of the Securities to the Escrow Agent for deposit in the Escrow Account together with a written account of each sale, which account shall set forth, among other things, the subscriber's name and address, the number of securities purchased, the amount paid therefore, and whether the consideration received was in the form of a check, draft, money order or wire. All monies so deposited in the Escrow Account are hereinafter referred to as the Escrow Amount".

      3. Deposits into the Escrow Account. All proceeds delivered to the Escrow Agent pursuant hereto shall be deposited immediately by the Escrow Agent in the Escrow Account. The
Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

      4. Rights of the Escrow Funds. During the Escrow Period (as hereinafter defined), in the company is aware and understands that all proceeds deposited in the Escrow Account shall not become the property of the Company or other entity, or be subject to the debts of the Company or any other entity. Except as expressly provided herein with respect to payments by the Escrow Agent to the Company, the Escrow Agent shall make or permit no disbursements from the Escrow Account.

      5. The Escrow Period. The Escrow Period shall begin with the effective date of the Offering (the "Effective Date) and shall terminate on the first to occur of the following dates:

          a.   The date upon which the Escrow Agent confirms that
          it has received in the Escrow Account gross proceeds of
          $20,000.00                       in deposited funds; or

          b. The Company fully subscribes $200,000.00 of it's offering; or

          c.   On or before 90 days from Offering; or

          d. The date upon which a determination is made by the Company to terminate the offering prior to receipt of $20,000.00 in collected funds.


      6. Disbursements from the Escrow Account. Upon obtaining the occurrence of either of the events set forth in paragraphs 5A, 5B or 5C above, this escrow will terminate and the proceeds on deposit shall be delivered to or on behalf of the Company as directed by the company's counsel or designated principal officer. In no event shall the Escrow Agent release to the Company funds held in escrow until $20,000.00 in collected funds are in escrow. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent which have cleared normal banking channels and are in the form of cash.

     In the event the Escrow Period terminates because 200,000 shares are not sold on or before the date specified in paragraph 5B above, then the Escrow Agent shall within ten days of receipt of its mailing fee as described in paragraph 10, return to each of the subscribers of the Company's securities the amounts paid in by them, without any deductions and without any interest earned or expenses to the subscriber, and the Escrow Agent shall notify the Company its distribution of the funds. Each amount paid or payable to each subscriber pursuant to this paragraph shall be deemed to be the property of the subscriber, free and clear of any or all claims of the Company or of any of its creditors, and the respective agreements to purchase the Company's securities made and entered into the Offering shall thereupon be deemed ipso facto, to be canceled without further liability of said subscribers to pay for the securities purchased. At such times as the Escrow Agent shall have made all the payments and remittances provided for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further liabilities and responsibilities hereunder.

      If at any time prior to the termination of this escrow the Escrow Agent is advised by the Nevada Securities Administrator that a stop order has been issued with respect to the registration Statement, the Escrow Agent shall, upon receipt of its mailing fee described in paragraph 10, thereon return all funds to the respective subscribers.

      7. Discretion of Escrow Agent. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein.

      It  is  understood and agreed that the duties of the Escrow
Agent are entirely ministerial, being limited to receiving monies from the Company and holding and disbursing such monies in accordance with this Agreement.

      8. Investment of Escrow Amount. The Escrow Agent may invest the Escrow Amount only in such accounts or investments as the Company may specify by written notice. The Company may only specify by written notice. The Company may only specify investment in (1) Federal Deposit Insurance Corporation insured bank accounts, (2) bank money-market accounts, (3) short-term certificates of deposit issued by a bank, or (4) short term securities issued or guaranteed by the U.S. Government. The Escrow Agent shall keep accurate records of such funds, and upon request, provide the Company, the Securities and Exchange Commission or any State Securities Administrator, an account with respect thereto.

      9.    Collection  Procedure.  The Escrow  Agent  is  hereby
authorized to forward each check for collection and upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid.

      Any  check  returned unpaid to the Escrow  Agent  shall  be
returned  to  the  investor that submitted the  check.   In  such
cases, the Escrow Agent will promptly notify the company of such return.

     If the Company rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which the Escrow Agent has not yet collected funds but has submitted the subscriber's check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber's check for collection, the Escrow Agent shall promptly remit the subscriber's check directly to the subscriber.

      10. Escrow Fees. The fee of the Escrow Agent is a minimum of $750.00 ;receipt of which is hereby acknowledged. In addition, if the minimum offering amount of $20,000.00 is not received in escrow within the escrow period and the Escrow Agent is required to return funds to investors as provided in paragraph 6, or Escrow Agent receives a stop order as provided in Paragraph 6, the Escrow Agent shall receive a fee of $25.00 per check for such service, which fee shall be paid in advance of any refund mailing by Escrow Agent. The fee agreed upon for services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; however, in the event the conditions of this Agreement are not fulfilled, or the Escrow Agent performs any material service not contemplated by this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification thereof, or if any material controversy arises hereunder, or the Escrow Agent is made party to or justifiably intervenes in any litigation pertaining to this Agreement, or the subject matter hereof, the Escrow Agent shall be fully reimbursed for all such extraordinary expenses, including reasonable attorney's fees, and all extraordinary expenses shall be paid by the Company.

      11. Expenses of Escrow Agent. If it is necessary for the Escrow Agent to return funds to the purchasers of the Securities, the Company shall pay to the Escrow Agent an amount sufficient to reimburse it for its actual cost in disbursing such funds. However, no such fee, reimbursement for costs and expenses indemnification for any damages incurred by the Escrow Agent, or any monies whatsoever shall be paid out of, or be chargeable to, the funds on deposit in the Escrow Account.


     12. Limitation of Liability of Escrow Agent. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or negligence, and it shall, accordingly, not incur any such liability with respect to: (i)any action taken or omitted in  good  faith  upon advice of its counsel or  counsel  for  the
Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein,
not   only  as  to  its  due  execution  and  the  validity   and
effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

      13. Indemnity of Escrow Agent. The Company hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

     14. Disputes. In the event that a dispute arises as to the terms of this Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Nevada.

      15.  Entire Agreement.  This is the entire Agreement of the
parties.   Any  other agreements of any nature  whether  oral  or
written not contained herein are expressly made null and void.

      16. Governing Law. This Agreement shall be governed by the laws of the State of Nevada.


      IN WITNESS WHEREOF. the Company, and the Escrow Agent have executed this Fund Escrow Agreement on the day and year first above-written.

                    QUALITY EXCHANGE, INC.


          By:      /s/ Andrew Owens                  4/10/02
                                                       Date
                    Andrew Owens, President


                         PRINT NAME & TITLE




                    SOUTHWEST ESCROW COMPANY


          By:____________________________________   ___________________
                    Dale E. Puhl, President                  Date







EXHIBIT 99(b): Subscription Agreement

                     QUALITY EXCHANGE, INC.
                     Subscription Agreement
1.   Investment:
The undersigned ("Buyer") subscribes for ________ Shares of Common Stock of Quality Exchange, Inc. at $0.10 per share.
Total subscription price ($0.10 times number of Shares): =
$________________.

PLEASE MAKE CHECKS PAYABLE TO:     Southwest Escrow Company fbo
                                   Quality Exchange

2.   Investor information:


  Name (type or print)        SSN/EIN/Taxpayer I.D.

E-Mail address:

                                                      Address


  Joint Name (type or print)  SSN/EIN/Taxpayer I.D

E-Mail address:

                                                      Address
                                             (If different from above)

Mailing Address (if
different from above):

                               Street            City/State       Zip

Business Phone:  (  )                       Home Phone: ( )




3.   Type of ownership: (You must check one box)

   Individual                     Custodian for

   Tenants in Common              Uniform Gifts to Minors Act of
                                  the State of: ____________

   Joint Tenants with rights      Corporation (Inc., LLC, LP) -
   of Survivorship                Please List all officers,
                                  directors, partners, managers,
                                  etc.:
   Partnership (Limited
   Partnerships use
   "Corporation")

   Trust

   Community Property             Other (please explain)



    4. Further  Representations, Warrants  and  Covenants.   Buyer
       hereby represents warrants, covenants and agrees as follows:
     (a) Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.
     (b) Except as set forth in the Prospectus and the exhibits thereto, a copy of which Buyer acknowledges having received and reviewed, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer's sole discretion and judgment.
     (c) Buyer understands that his or her investment in the Shares is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of the investment. Buyer is able to bear the economic risks of an investment in the Offering and at the present time can afford a complete loss of such investment.
     (d) Buyer is under no legal disability nor is Buyer subject to any order which would prevent or interfere with Buyer's execution, delivery and performance of this Subscription Agreement or his or her purchase of the Shares. The Shares are being purchased solely for Buyer's own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Shares.
     (e) Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the Shares, and (ii) a liquid net worth (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the Shares indefinitely.
     (f) Buyer agrees that Buyer will not sell or otherwise transfer his or her shares, unless they are registered or otherwise exempt from registration under the Act and so authorized under any applicable securities laws governing the issuance and sale of securities.
     (g) If the Buyer is acting without a Purchaser Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the Offering.
     (h) Buyer has been furnished with the Prospectus. Buyer has assessed the merit of this offering on his or her own or otherwise consulted exclusively with his or her attorney, accountant, or such other professional advisors with respect to any investment in the Shares as Buyer deems necessary or advisable, and Buyer acknowledges that all documents, records and books pertaining to an investment in the Shares have been made available for Buyer's inspection and analysis, and for inspection and analysis by such attorney, accountant and/or other professional advisors, and Buyer understands that the books and records of the Company will be made available to Buyer and his or her professional advisors upon reasonable notice for inspection during reasonable business hours at the Company's principal place of business. Buyer acknowledges that he or she and/or his or her professional advisors have had the opportunity to obtain any additional information requested in order to verify the accuracy of the contents of the Prospectus, and to ask questions and/or receive answers from the officers of the Company concerning the terms and conditions of this offering, the Prospectus and any additional information requested which Buyer and/or his or her professional advisors deemed necessary to evaluate the prudence of this investment and all such questions have been answered to the full satisfaction of Buyer, none of which answers are in any way inconsistent with the Prospectus.
     (i) Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the Shares, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the Offering.
    5. Indemnification
     (a) Buyer acknowledges an understanding of the meaning of the legal consequences of Buyer's representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.
    6. Acceptance of Subscription.
     (a) It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer's Payment will be returned to Buyer, without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the number of Shares to be purchased hereunder following a partial rejection of this subscription.
    7. Governing Law.
     (a) This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada without giving effect to any conflict of laws or choice of law rules.

IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

                                INVESTOR SUBSCRIPTION ACCEPTED AS OF

        Signature of Buyer                day of              ,



                                Quality Exchange, Inc.
        Printed Name            East 49 Pineridge Ct #328
                                Spokane, WA 99208

            Date                By
                                :
                                            President


    Deliver completed subscription agreements and checks to:
                    Southwest Escrow Company
                8215 So. Eastern Ave., Suite 100
                     Las Vegas, Nevada 89123






              Dealer Prospectus Delivery Obligation
Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.